                                                                     Exhibit 1.2

                             UNDERWRITING AGREEMENT
                                     (TERMS)

                             ______________________

                                  $500,000,000

                              6.750% Notes due 2013

                             ______________________


                                  July 23, 2003



HCA Inc.
One Park Plaza
Nashville, Tennessee 37203


Dear Sirs/Madams:

         The underwriters set forth below (the "Underwriters"), for which Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as Managers (the "Managers"), understand that HCA Inc. (f/k/a HCA - The Healthcare Company, and previously Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its 6.750% Notes due 2013 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and The Bank of New York, as successor trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names.

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                                                               Principal Amount
                                                                      of
                                                              Offered Securities
                                                              ------------------
Goldman, Sachs & Co..........................................    $175,000,000
J.P. Morgan Securities Inc...................................    $175,000,000
Banc of America Securities LLC...............................    $ 37,500,000
Citigroup Global Markets Inc.................................    $ 37,500,000
Deutsche Bank Securities Inc.................................    $ 37,500,000
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated............................................    $ 37,500,000
                                                                 ------------
Total........................................................    $500,000,000
                                                                 ============

         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Goldman, Sachs & Co. or through the facilities of The Depository Trust Company at 10:00 a.m. (New York time) on July 28, 2003 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated May 16, 2002, and the Prospectus Supplement dated July 23, 2003, including the following:

         Public Offering Price:         99.689% of principal amount

         Purchase Price:                99.039% of principal amount

         Underwriters' Discount:        0.650%

         Maturity Date:                 July 15, 2013

         Interest Rate:                 6.750%

         Interest Payment Dates:        January 15 and July 15 of each year,
                                        commencing January 15, 2004. Interest
                                        accrues from July 28, 2003.

         Redemption Provisions:         The Company may, at its option, redeem
                                        the Offered Securities at any time and
                                        from time to time at the price described in the Prospectus Supplement.

         Current Ratings:               Standard & Poor's Ratings Service - BBB-
                                        Moody's Investors Service, Inc. - Ba1

         All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), dated as of September 18, 2002, a copy of which is attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Agreement


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to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

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         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                                        Very truly yours,

                                        Acting on behalf of themselves and the
                                        several Underwriters named herein:


                                        By: Goldman, Sachs & Co.


                                            /s/ Goldman, Sachs & Co.
                                            ------------------------------------
                                                  (Goldman, Sachs & Co.)


                                        By: J.P. Morgan Securities Inc.


                                            By: /s/ Robert Bottamedi
                                                --------------------------------
                                                Name:  Robert Bottamedi
                                                Title: Vice President




Accepted:

HCA Inc.


By: /s/ David G. Anderson
    ------------------------------------
    Name:  David G. Anderson
    Title: Senior Vice President -
           Finance and Treasurer



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